EX 99.1

                 BOXMORE INTERNATIONAL PLC
              REPORT OF INDEPENDENT AUDITORS

To:    The Directors
       Boxmore International PLC

    We  have  audited  the consolidated  balance  sheet  of
Boxmore International PLC as at December 31, 1999, and  the
related   consolidated   profit  and   loss   account   and
consolidated  statements  of  total  recognised  gains  and
losses  and cash flows for the year ended.  These financial
statements   are  the  responsibility  of   the   Company's
management. Our responsibility is to express an opinion on these financial statement based on our audit.

    We  conducted  our  audits in  accordance  with  United
Kingdom  auditing  standards which do  not  differ  in  any
significant  respect from United States generally  accepted
auditing standards.  Those standards require that  we  plan
and  perform the audit to obtain reasonable assurance about
whether  the  financial statements  are  free  of  material
misstatement.   An  audit includes  examining,  on  a  test
basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In  our  opinion, the financial statements referred  to
above  present  fairly,  in  all  material  respects,   the
consolidated  financial position of  Boxmore  International
PLC  at December 31, 1999, and the consolidated results  of
its operations and its consolidated cash flows for the year
then   ended   in  conformity  with  accounting  principles
generally accepted in the United Kingdom.


/s/ Ernst & Young
Belfast, Northern Ireland
May 4, 2000
































                            -1-
Boxmore International PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
for the year ended 31 December 1999

                                                       1999
                                               Note    L000
TURNOVER
Continuing operations                               118,065
Acquisition                                           7,748
                                                     ------
GROUP TURNOVER                                    2 125,813
Cost of sales                                        95,053
                                                     ------
Gross profit                                         30,760
Other operating expenses                          3  14,261
Exceptional other operating expenses              4   2,569

                                                     ------
Total other operating expenses                       16,830
Amortisation of goodwill                         12     157

Continuing operations  Ongoing                       13,784
                                                     ------
Acquisition:
Operating profit before goodwill                         57
Amortisation of goodwill                                (68)
                                                     ------
                                                        (11)
                                                     ------
GROUP OPERATING PROFIT                            5  13,773
Share of joint venture operating loss             7    (633)
Other income                                      8     378
                                                     ------
                                                     13,518
Interest payable                                  9   2,375
                                                     ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION        11,143
Tax on profit on ordinary activities             10   3,455
                                                     ------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION          7,688
Minority interest                                      (330)
                                                     ------
PROFIT FOR THE FINANCIAL YEAR ATTRIBUTABLE
TO MEMBERS OF THE PARENT COMPANY (1)                  7,358
Dividend                                         11   2,677
                                                     ------
RETAINED PROFIT FOR THE YEAR                     27   4,681
                                                     ------

 (1) A description of the significant differences between accounting principles generally accepted in the United
   Kingdom  and  those  generally accepted  in  the  United
   States applicable to Boxmore International PLC's profit for the financial year is given in note 32.

 See Notes to the Accounts

                            -2-
Boxmore International PLC
CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES for the year ended 31 December 1999


                                                       1999
                                                       L000

Profit for the financial year excluding share
 of losses of joint venture                           7,991
Share of joint venture's loss and pre trading
 expenses                                              (633)
                                                     ------
Profit for the financial year attributable to
 members of the parent company                        7,358
Currency translation differences                     (2,160)
Surplus on revaluation of investment property           500
                                                     ------
Total recognised gains and losses for the year        5,698
                                                     ------




 See Notes to the Accounts.


































                            -3-
Boxmore International PLC
CONSOLIDATED BALANCE SHEET
at 31 December 1999

                                                       1999
                                              Notes    L000
FIXED ASSETS
Intangible assets                                12   5,589
Tangible assets                                  13  87,051
Investment in joint venture                      14       -
                                                   --------
                                                     92,640
                                                   --------
CURRENT ASSETS
Stocks                                           15  11,678
Debtors                                          16  21,948
Cash and bank deposits                           17   6,234
                                                   --------
                                                     39,860
CREDITORS: amounts falling due within one year   18  35,966
                                                   --------
NET CURRENT ASSETS/(LIABILITIES)                      3,894
                                                   --------
TOTAL ASSETS LESS CURRENT LIABILITIES                96,534
                                                   --------
CREDITORS: amounts falling due after more than
 one  year                                       19  34,227

PROVISIONS FOR LIABILITIES AND CHARGES           22   6,247

EQUITY MINORITY INTERESTS                               652
                                                   --------
                                                     41,126
                                                   --------
                                                     55,408
                                                   --------
EQUITY SHAREHOLDERS' FUNDS (1)
Called up share capital                          23   7,198
Share premium account                            27     636
Revaluation reserve                              27      90
Investment property revaluation reserve          27   1,165
Profit and loss account                          27  46,319
                                                   --------
                                                 24  55,408
                                                   --------

 (1) A description of the significant differences between accounting principles generally accepted in the United
   Kingdom  and  those  generally accepted  in  the  United
   States applicable to Boxmore International PLC's equity shareholders' funds is given in note 32.

 See Notes to the Accounts





                            -4-
Boxmore International PLC
GROUP STATEMENT OF CASH FLOWS
for the year ended 31 December 1999

                                                       1999
                                              Notes    L000

NET CASH INFLOW FROM OPERATING ACTIVITIES         5  26,648
                                                   --------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Rental income received                                  342
Interest received                                        37
Interest paid                                        (2,748)
                                                   --------
                                                     (2,369)
                                                   --------
TAXATION
Corporation tax paid (including advance
 corporation tax)                                    (2,573)
Overseas tax paid                                       239
                                                   --------
                                                     (2,334)
                                                   --------

CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets           (15,277)
Receipts from sales of tangible fixed assets          3,295
Receipt of government grants                            843
                                                   --------
                                                    (11,139)
                                                   --------
ACQUISITIONS AND DISPOSALS
Deferred consideration paid                            (238)
Purchase of subsidiary undertaking               14 (14,091)
Investment in joint venture                      14     (64)
                                                   --------
                                                    (14,393)
                                                   --------
EQUITY DIVIDENDS PAID                                (2,593)
                                                   --------
NET CASH OUTFLOW BEFORE FINANCING                    (6,180)
                                                   --------

FINANCING
Issue of share capital in subsidiary                    151
Receipts from new long term loan                 17  21,377
Long term loans repayment                        17  (2,760)
Repayment of capital element of finance leases   17  (2,048)
                                                   --------
                                                     16,720
                                                   --------
INCREASE/(DECREASE) IN CASH                          10,540
                                                   --------





                            -5-
Boxmore International PLC
GROUP STATEMENT OF CASH FLOWS
for the year ended 31 December 1999



RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                       1999
                                              Notes    L000

Increase/(decrease) in cash                          10,540
Increase in debt financing                          (16,569)
Decrease in net liquid resources                          -
                                                     ------
Change in net debt resulting from cash flows     17  (6,029)

New finance leases                               17  (2,360)
Finance leases and loans acquired with
 subsidiary                                      17     (11)
Exchange differences                             17     621
                                                     ------
MOVEMENT IN NET DEBT IN YEAR                         (7,779)
Net debt at beginning of year                    17 (25,588)
                                                     ------
NET DEBT AT END OF YEAR                          17 (33,367)
                                                     ------



 A  description of the significant differences between  the
 cash  flow  statement presented above  and  that  required
 under   United   States   generally  accepted   accounting
 principles is given in note 32.

 See Notes to the Accounts



































                            -6-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



1. ACCOUNTING POLICIES

Basis of preparation
The   accounts  are  prepared  under  the  historical  cost
convention modified by the revaluation of certain fixed assets.

The  accounts  are prepared in accordance  with  applicable
United Kingdom accounting standards. The true and fair override provisions of the Companies (Northern Ireland)
Order 1986 have been invoked, see `Investment properties' below.

Basis of consolidation
The  Group  accounts  consolidate the accounts  of  Boxmore
International PLC and all its subsidiary undertakings drawn up to 31 December each year.

Derndruck   Verpackungen  GmbH  and  Rexam   Pharmaceutical
Packaging  have  been included in the Group accounts  using
the  acquisition  method  of accounting.   Accordingly  the
consolidated profit and loss account and statement of cash flows include the results and cash flows of the Derndruck
Verpackungen GmbH for the ten month period from the date of acquisition, and of Rexam Pharmaceutical Packaging for the four month period from the date of acquisition.

Entities  in which the Group holds an interest  on  a  long
term  basis and which are jointly controlled by  the  Group
and   one  or  more  other  ventures  under  a  contractual
arrangement are treated as joint ventures. In the Group accounts, joint ventures are accounted for using the gross equity method.

Goodwill arising on consolidation
In accordance with FRS10, Goodwill which is the difference between the amount paid on the acquisition of a business and the aggregate fair value of its separate net assets, has been capitalised and is being written off in equal annual instalments over its estimated economic life.

Prior to 31 December 1997 goodwill arising on acquisitions was set off directly against reserves. Goodwill previously eliminated against reserves has not been reinstated on implementation of FRS 10.

Positive  goodwill arising on acquisition since  1  January
1998 is capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over its useful economic life up to a presumed maximum of 20 years.
It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

If a subsidiary is subsequently sold or closed, any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account in determining the profit or loss on sale or closure.

Investment properties
Certain  of  the Group's properties are held for  long-term
investment.   Investment properties are  accounted  for  in
accordance with SSAP 19, as follows:

(i) investment properties are revalued annually. The surplus or deficit on revaluation is transferred to the revaluation reserve unless a deficit below original cost, or its reversal, on an individual investment property is expected to be permanent, in which case it is recognised in the profit and loss account; and

(ii) no depreciation or amortisation is provided in respect of freehold investment properties and leasehold investment properties with over 20 years to run.



                            -7-

Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


1. ACCOUNTING POLICIES (CONTINUED)
Although  the  Companies Order would normally  require  the
systematic   annual  depreciation  of  fixed  assets,   the
directors   believe  that  this  policy  of  not  providing
depreciation or amortisation is necessary in order for  the
accounts  to  give a true and fair view, since the  current
value of investment properties, and changes in that current
value, are of prime importance rather than a calculation of
systematic    annual   depreciation.     Depreciation    or
amortisation  is only one of the many factors reflected  in
the   annual  revaluation,  and  the  amount  which   might
otherwise have been shown cannot be separately identified or quantified.

Depreciation
Freehold land is not depreciated. The cost or valuation of the remaining tangible fixed assets other than investment properties, is written off by equal quarterly instalments, over its expected useful life, as follows:

    Buildings              -       25 - 50 years

    Plant and equipment    -       5 - 10 years

    Computer equipment     -       3 - 4 years

    Motor vehicles         -       4 years

    Industrial vehicles    -       6 2/3 years

Leased assets
Assets   held  under  leasing  arrangements  that  transfer
substantially all the risks and rewards of ownership to the Group are capitalised. The capital element of the related rental obligations is included in creditors. The interest element (if any) of the rental obligations is charged to the profit and loss account so as to produce a constant periodic rate of charge.

Government grants
Capital grants are credited to revenue over the expected useful lives of the related assets.

Revenue grants are released to profit as the relevant expenditure is incurred.

Stocks
Stocks are valued at the lower of cost, on a first in first
out  basis,  and  net  realisable value  after  making  due
allowance  for any obsolete or slow moving items.   In  the
case  of  finished goods, cost comprises direct  materials,
direct   labour   and   an   appropriate   proportion    of
manufacturing fixed and variable overheads.

Deferred taxation
Provision   is  made  for  deferred  taxation,  using   the
liability method, on all timing differences to the extent that it is probable that the liability will crystallise.

Capitalisation of interest
Interest calculated at the Groups marginal cost of capital is capitalised for finance costs incurred in respect of fixed assets up to the point the assets are commissioned.







                            -8-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999




1. ACCOUNTING POLICIES (CONTINUED)

Foreign currencies
Transactions in foreign currencies are recorded at the rate
ruling  at the date of the transaction or at the contracted
rate  if  the transaction is covered by a forward  exchange
contract.   Monetary assets and liabilities denominated  in
foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date or if appropriate at the forward contract rate. All differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings, to the extent that they are used to finance or provide a hedge against foreign equity investments, which are taken directly to reserves together with the exchange difference on the carrying amount of the related investments.

The   accounts  of  overseas  subsidiary  undertakings  are
translated  at the rate of exchange ruling at  the  balance
sheet  date.   The  exchange  difference  arising  on   the
retranslation  of opening net assets is taken  directly  to
reserves.  All other translation differences are  taken  to
the   profit  and  loss  account  with  the  exception   of
differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against Group equity investments in foreign enterprises, which are taken directly to reserves together with the exchange difference on the net investment in these enterprises.

Pension costs
Pension costs are charged on a systematic basis so that the costs of providing retirement benefits to employees are evenly matched, so far as is possible, to the service lives of the employees concerned. Any excess or deficiency of the actuarial value of assets over the actuarial value of liabilities of the pension scheme is allocated over the average remaining service lives of current employees.

2. TURNOVER AND SEGMENTAL ANALYSIS
Turnover represents the amounts derived from the provision of goods and services which fall within the Group's ordinary activities, stated net of value added tax.

No  analysis  of turnover and profit before  tax  has  been
provided   because,  in  the  opinion  of  the   directors,
disclosure   of   this  information  would   be   seriously
prejudicial to the interests of the group.



















                            -9-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


3. OTHER OPERATING EXPENSES
                                                       1999
                                                       L000

Distribution and other costs                          2,921
Administration expenses                              12,791
                                                     ------
                                                     15,712
Other operating income                               (1,451)
                                                     ------
                                                     14,261
                                                     ------

The total figures for continuing operations in 1999 include
the    following    amounts   relating   to   acquisitions;
distribution   and  other  costs  L320,000;  administration
expenses  L1,354,000  and other operating  income  L30,000.
Cost of sales includes L6,047,000 relating to acquisitions.

4. EXCEPTIONAL OTHER OPERATING EXPENSES
                                                       1999
                                                       L000
Write off of investment in joint venture in China     2,067
Write off of investment in Derndruck Verpackungen
 GmbH                                                   502
                                                     ------
                                                      2,569
                                                     ------

5. OPERATING PROFIT
This is stated after charging:

                                                       1999
                                                       L000

Depreciation of owned assets                          7,743
Depreciation of assets held under finance leases      1,458
Auditors' remuneration   -  audit services
                            (parent company L9,500)     151
                         -  non audit services           64
Operating lease rentals- -  plant, machinery and
                            motor vehicles              596
                         -  land and buildings          245
                                                     ------
and after crediting:

Profit on disposal of tangible fixed assets             644
Capital grant release                                   359
Revenue grants                                          311
                                                     ------










                           -10-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


5. OPERATING PROFIT (CONTINUED)
Reconciliation of operating profit to net cash inflow from operating activities

                                                       1999
                                                       L000

Operating profit                                     13,773
Exceptional other operating expenses                  2,569
Depreciation                                          9,201
Profit on disposal of fixed assets                     (644)
Capital grant release                                  (359)
Increase in debtors                                  (2,190)
Increase in stocks                                   (1,606)
Increase in creditors                                 5,747
Amortisation of goodwill                                157
                                                     ------
Net cash inflow from operating activities            26,648
                                                     ------




























                           -11-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



6. STAFF COSTS
The staff costs of employees, including directors, during the year were:

                                                       1999
                                                       L000

Wages and salaries                                   27,966
Social security costs                                 3,741
Other pension costs                                   1,061
                                                     ------
                                                     32,768
                                                     ------

The average monthly number of employees of the Group, including directors, during the year was as follows:

                                                       1999
                                                        No.

Production                                            1,315
Distribution                                             88
Administration                                          233
                                                     ------
                                                      1,636
                                                     ------

Directors emoluments (including profit related bonus)

                                                       1999
                                                       L000

Directors' emoluments                               700,487
                                                     ------

Members of defined benefits pension scheme                5
                                                     ------

The amounts in respect of the highest paid director are as follows:

                                                       1999
                                                       L000

Emoluments                                          228,924
Accumulated total accrued pension at
 31 December 1999                                    36,712
Accumulated total accrued lump sum at
 31 December 1999                                    75,259
                                                     ------









                           -12-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



7. SHARE OF JOINT VENTURE OPERATING LOSS
                                                       1999
                                                       L000

Operating loss and pre-trading expenses written off     633
                                                     ------

The Group's share of the turnover of the joint venture for the year ended 31 December 1999 amounted to L366,000. This information has not been given on the face of the profit and loss account as the turnover of the joint venture is not considered material to the Group.

8. OTHER INCOME
                                                       1999
                                                       L000

Deposit interest income                                  35
Rental income                                           343
                                                     ------
                                                        378
                                                     ------
9. INTEREST PAYABLE
                                                       1999
                                                       L000

Bank loans and overdraft interest                     1,760
Other interest payable                                  615
                                                     ------
                                                      2,375
                                                     ------
10. TAX ON PROFIT ON ORDINARY ACTIVITIES
    The charge based on the profit for the year comprises:

                                                       1999
                                                       L000
UK taxation
Current at 30.25%                                     2,140
Deferred                                                981
                                                     ------
                                                      3,121
                                                     ------
Foreign taxation
Current                                                 297
Deferred                                                151
                                                     ------
                                                        448
                                                     ------
Adjustment to taxation of prior years                  (114)
                                                     ------
                                                      3,455
                                                     ------





                           -13-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


11. DIVIDENDS


                                                       1999
                                                       L000

Interim 1.13p per share (net) paid on
 1 December 1999                                        813
Final proposed 2.59p per share (net) paid on
 13 January 2000                                      1,864
                                                     ------
                                                      2,677
                                                     ------

The final proposed dividend is based on an estimate of 71,980,071 shares in issue.

12. INTANGIBLE ASSETS
Goodwill

                                                       L000

Cost:
At 31 December 1998                                   2,036
Acquisitions                                          4,346
Exchange adjustment                                    (258)
                                                     ------
At 31 December 1999                                   6,124
                                                     ------

Amortisation
At 31 December 1998                                      80
Provided during the year                                157
Exchange adjustment                                     (10)
Goodwill impairment                                     308
                                                     ------
At 31 December 1999                                     535
                                                     ------

Net book value at 31 December 1999                    5,589
                                                     ------


Goodwill arising on the acquisition of Rexam Pharmaceutical
Packaging is being amortised evenly over the directors' estimate of its useful economic life of 20 years.












                           -14-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


13. TANGIBLE FIXED ASSETS

                                  Leasehold                 Plant,
                        Freehold       land              equipment
                        land and        and  Investment  and motor
                       buildings  buildings    property   vehicles     Total
                            L000       L000        L000       L000      L000
Cost or valuation:
At 31 December 1998       19,883      4,659       1,700     91,974   118,216
Exchange adjustment         (854)      (130)          -     (3,780)   (4,764)
Acquisitions               5,645          -           -      4,358    10,003
Additions                  1,970      1,477           -     11,505    14,952
Revaluation                    -          -         500          -       500
Disposals                   (123)         -           -     (4,854)   (4,977)
                          ------     ------      ------     ------    ------
At 31 December 1999       26,521      6,006       2,200     99,203   133,930
                          ------     ------      ------     ------    ------
Depreciation:
At 31 December 1998        1,384        501           -     38,910    40,795
Exchange adjustment         (149)       (12)          -     (1,982)   (2,143)
Charge for year              380         20           -      8,801     9,201
Disposals                    (25)         -           -     (4,100)   (4,125)
                          ------     ------      ------     ------    ------
At 31 December 1999        1,590        509           -     41,629    43,728
                          ------     ------      ------     ------    ------
Capital grants:
At 31 December 1998        1,413        158           -      1,673     3,244
Exchange adjustment          (12)        (6)          -        (19)      (37)
Additions                     71          -           -        283       354
Release for year              (5)        (2)          -       (352)     (359)
Disposals                      -          -           -        (51)      (51)
                          ------     ------      ------     ------    ------
At 31 December 1999        1,467        150           -      1,534     3,151
                          ------     ------      ------     ------    ------
Net book amounts at
31 December 1999          23,464      5,347       2,200     56,040    87,051
                          ------     ------      ------     ------    ------











                           -15-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


13. TANGIBLE FIXED ASSETS (CONTINUED)
The  cost  of  freehold land included above at 31  December
1999 was L3,652,000 and the cost of long leasehold land at that date was L460,000.

The net book amount of fixed assets includes L9,352,000 in respect of leased assets, all of which relates to plant, equipment and motor vehicles.

Cost or valuation at 31 December 1999 can be analysed as follows:

                                  Leasehold                 Plant,
                        Freehold       land              equipment
                        land and        and  Investment  and motor
                       buildings  buildings    property   vehicles    Total
                            L000       L000        L000       L000     L000
Professional valuation:
December 1999                  -          -       2,200          -    2,200
December 1988                514          -           -          -      514

Cost                      26,007      6,006           -     99,203  131,216
                          ------     ------      ------     ------   ------
                          26,521      6,006       2,200     99,203  133,930
                          ------     ------      ------     ------   ------

The freehold and leasehold land and buildings of the Group were revalued on an open market value for existing use basis at 31 December 1988 by professional valuers at L514,000 of which L177,000 relates to the Company.

The investment property was revalued on an open market value basis at 31 December 1999 by Alexander Kinnaird &
Son, Chartered Surveyors, at L2,200,000.

If they had not been revalued, tangible fixed assets would have been carried in the balance sheet at 31 December 1999 as follows:

                                                       L000

Cost                                                132,675
Accumulated depreciation and unreleased grant        46,855
                                                     ------
                                                     85,820
                                                     ------














                           -16-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



14. FIXED ASSET INVESTMENTS
                                          Share
                                        capital   Loans   Total
                                           L000    L000    L000

Investment in joint venture undertaking:
At 1 January 1999                            30   2,501   2,531
Exchange adjustment                           -     105     105
Additions                                     -      64      64
Share of loss retained by joint venture       -    (633)   (633)
Write-off of joint venture (note 4)         (30) (2,037) (2,067)
                                         ------  ------  ------
At 31 December 1999                           -       -       -
                                         ------  ------  ------

This information has not been given on the face of the balance sheet as the total assets and liabilities of the joint venture are not considered material to the Group.

Details of the joint venture are as follows:


                          Country of                             Proportion of
                    registration (or                             voting rights
Name of               incorporation)            Nature of           and shares
company                and operation  Holding   business                  held


Rotam Boxmore             British    Ordinary   Holding company          50% *
Packaging Company         Virgin     shares     (95% of ordinary
Limited                   Islands               shares in Jiangsu
                                                Rotam Boxmore
                                                Packaging Company
                                                Limited)

Jiangsu Rotam             People's   Ordinary   Manufacture and       47.5% **
Boxmore Packaging         Republic   shares     sale of barrier
Company Limited           of China              protected
                                                extrusion blow
                                                moulded plastic
                                                products

*     held by a subsidiary undertaking
**    held by a joint venture undertaking







                           -17-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



14. FIXED ASSET INVESTMENTS (CONTINUED)
Acquisition of subsidiary
On  1  September  1999  the entire  shareholding  of  Rexam
Pharmaceutical Packaging NV Belgium and the remaining trade and assets of Rexam Pharmaceutical Packaging were acquired.

At 31 December 1999, the directors have only made a provisional assessment of the fair value of the assets to the Group.

Net assets at date of acquisition:



                                                                       Fair
                                                                      value
                                                 Book                    to
                                                value  Revaluation    Group
                                                 L000         L000     L000

Fixed assets                                    9,244          659    9,903
Debtors                                         1,441            -    1,441
Stock                                             736          (83)     653
Creditors                                      (2,354)           -   (2,354)
                                               ------       ------   ------
Net assets acquired net of bank overdraft       9,067          576    9,643
                                               ------       ------   ------

Goodwill arising (note 12)                                            4,025
                                                                     ------
                                                                     13,668
                                                                     ------

Satisfied by:
Cash                                                                 13,855
Bank balance acquired                                                  (187)
                                                                     ------
                                                                     13,668
                                                                     ------

On   acquisition,   the  land  and   buildings   of   Rexam
Pharmaceutical Packaging were revalued to open market value on an existing use basis.










                           -18-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


14.FIXED ASSET INVESTMENTS (CONTINUED)
On  28  February  1999,  a  51% shareholding  of  Derndruck
Verpackungen GmbH was acquired.

Net assets at date of acquisition:


                                                                       Fair
                                                                      value
                                                Book                     to
                                               value  Revaluation     Group
                                                L000         L000      L000

Fixed assets                                     100            -       100
Debtors                                          419            -       419
Stock                                            456            -       456
Creditors                                       (863)           -      (863)
                                              ------       ------    ------
Net assets acquired net of bank overdraft        112            -       112
                                              ------       ------    ------

Minority interest                                                       (55)
Goodwill arising (note 12)                                              321
                                                                     ------
                                                                        378
                                                                     ------
Satisfied by:
Cash                                                                    332
Bank overdraft acquired                                                  91
Minority interest in overdraft acquired                                 (45)
                                                                     ------
                                                                        378
                                                                     ------


Analysis   of   net  cash  outflow  in  respect   of   both
acquisitions.

                                                                       1999
                                                                       L000

Cash consideration                                                   14,187
Bank overdraft acquired                                                 (96)
                                                                     ------
                                                                     14,091
                                                                     ------

Derndruck Verpackungen GmbH earned a profit after tax of L9,000 and Rexam Pharmaceutical Packaging earned a profit after tax of L205,000 from the commencement of their financial year on 1 January 1999 to their respective dates of acquisition.




                           -19-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999




14. FIXED ASSET INVESTMENTS (CONTINUED)
In  the  year  to 31 December 1998, Derndruck  Verpackungen
GmbH  earned  a  loss  of L4,000, and Rexam  Pharmaceutical
Packaging earned a loss after tax of L426,000.

Rexam Pharmaceutical Packaging contributed L715,000 to  the
group's  net  operating  cash flows,  received  L77,000  in
respect  of  rental income and grant aid, paid  L62,000  in
respect   of   taxation   utilised  L56,000   for   capital
expenditure and financial investment and generated L29,000 from disposal of fixed assets.

15. STOCKS
                                                       1999
                                                       L000

Raw materials                                         3,389
Work in progress                                      1,684
Finished goods                                        6,453
Other                                                   152
                                                     ------
                                                     11,678
                                                     ------

16. DEBTORS
                                                       1999
                                                       L000
Amounts falling due within one year:
Trade debtors                                        19,432
Other debtors                                         1,530
Prepayments and accrued income                          986
                                                     ------
                                                     21,948
                                                     ------

















                           -20-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


17. ANALYSIS OF NET DEBT

                                   Acquisition
                     At 1            excluding     Others                At 31
                  January                 bank   non cash    Exchange December
                     1999  Cashflow  overdraft  movements differences     1999
                     L000      L000       L000       L000        L000     L000

Cash at bank
 and in hand           12     6,222          -          -           -    6,234
Bank overdrafts    (4,061)    4,318          -          -        (257)       -
                   ------    ------     ------     ------      ------   ------
                   (4,049)   10,540          -          -        (257)   6,234

Loans             (15,971)  (18,617)         -          -         582  (34,006)
Finance leases     (5,568)    2,048        (11)    (2,360)        296   (5,595)
                   ------    ------     ------     ------      ------   ------
                  (25,588)   (6,029)       (11)    (2,360)        621  (33,367)
                   ------    ------     ------     ------      ------   ------

18. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR:

                                                       1999
                                                       L000

Current instalments due on loans (note 21)            4,110
Trade creditors                                      18,346
Corporation tax                                       1,747
Other taxation and social security                    1,865
Obligations under finance leases (note 20)            1,264
Accruals and deferred income                          6,770
Dividend                                              1,864
                                                     ------
                                                     35,966
                                                     ------


Bank overdrafts are supported by an unlimited inter-company cross guarantee.











                           -21-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



19.CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:


                                                       1999
                                                       L000

Obligations under finance leases (note 20)            4,331
Loans (note 21)                                      29,896
                                                     ------
                                                     34,227
                                                     ------

20. OBLIGATIONS UNDER LEASES
The capital amounts due under finance lease obligations are as follows:

                                                       1999
                                                       L000
Amount payable:
Within one year                                       1,264
Within two to five years                              3,025
Within five to ten years                              1,306
                                                     ------
                                                      5,595
                                                     ------


Annual commitments under non-cancellable operating leases are as follows:

                                           Land and
                                          buildings   Other
                                               1999    1999
                                               L000    L000
Operating leases which expire:
Within one year                                   -       1
In two to five years                              -       -
In over five years                              204       -
                                             ------  ------
                                                204       1
                                             ------  ------








                           -22-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



21. LOANS


                                                       1999
                                                       L000
Amounts falling due:
In one year or less or on demand                      4,110
In more than one year but not more than two years     4,837
In more than two years but not more than five years  22,546
In more than five years                               2,513
                                                     ------
                                                     34,006
Less:  included in creditors:
amounts falling due within one year                   4,110
                                                     ------
                                                     29,896
                                                     ------

Details of loans not wholly repayable within five years are as follows:


                                                       1999
                                                       L000

Unsecured loan of L2,500,000 repayable in 20
 quarterly instalments commencing 31 March 2001 -
 interest payable at a variable rate                  2,500

Unsecured loan of L1,261,500 repayable in 20
 quarterly instalments commencing 31 March 2001 -
 interest payable at a variable rate                  1,262

Unsecured loan of 1,200,000FF repayable in equal
 monthly instalments finishing on 20 September
 2008 - interest payable at a fixed rate                 91

Unsecured loan of 3,000,000FF repayable in equal
 monthly instalments finishing on 1 January 2009 -
 interest payable at a fixed rate                       269

Unsecured loan of 640,000FF repayable in equal
 monthly instalments finishing on 1 October 2005 -
 interest payable at a fixed rate                         6

Unsecured loan advanced to subsidiary undertaking
 by its minority shareholder - interest payable
 at a variable rate                                   1,576
                                                     ------
                                                      5,704
                                                     ------










                           -23-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



22. PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation


                                                       L000

At 1 January 1999                                     5,129
Exchange adjustment                                     (29)
Charge for the year                                   1,132
Movement in ACT payable                                  15
                                                     ------
At 31 December 1999                                   6,247
                                                     ------

The major components of the provision for deferred taxation and the amounts not provided are as follows:

                                                        Not
                                          Provided provided
                                              1999     1999
                                              L000     L000

Accelerated capital allowances               7,081        -
Capital gains rolled over                       16      660
Other timing differences                      (850)       -
Revaluation of land and buildings
and plant and equipment                          -       27
                                            ------   ------
                                             6,247      687
                                            ------   ------


















                           -24-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



23. CALLED UP SHARE CAPITAL

                                         Number of     1999
                                            shares     L000
Authorised:

Ordinary shares of 10p each            100,000,000   10,000
                                       ----------- --------

Allotted and fully paid:

Ordinary shares of 10p each             71,980,071    7,198
                                       ----------- --------

Options held under the approved and unapproved share option schemes at 31 December 1999 are given below:

                                               Option price
Date options granted      Number of shares        per share

5 April 1991                        18,000           38.54p

21 April 1993                       20,000           118.5p

27 April 1994                      200,000          137.25p

27 October 1994                    100,000           141.0p

1 May 1995                          60,000         141.125p

5 May 1995                          60,000           143.0p

27 March 1998                      129,363           306.5p

23 November 1998                   407,475           127.5p

18 May 1999                        431,000           136.5p


In normal circumstances these options may be exercised between three and ten years after the date of the grant.











                           -25-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



23. CALLED UP SHARE CAPITAL (CONTINUED)
During the year there were no share options exercised.

Executive Share Option Scheme

The  Company  has two executive share option  schemes  (one
approved  and one unapproved) by which executive  directors
and  other  executives are able to subscribe  for  ordinary
shares in the Company.  The schemes are administered by the
Remuneration Committee.  Options granted under the  schemes
are  exercisable within a period of ten years from the date
of  the  grant  and  entitle  the  participant  to  acquire
ordinary shares in the Company at a price determined at the
time the options were granted.  The price of the option  is
not  less  than  the  higher of  the nominal  value  of  an
ordinary share and the market value of an ordinary share on
the  day  on  which  the option was granted.   Options  are
normally  only exercisable after three years from the  date
of  a  grant by a participant who remains in the  Company's
employment.   Options may be exercised earlier  in  certain
circumstances such as death or ceasing employment because of injury, disability, redundancy, retirement or the sale of the Company.

Options to subscribe for 431,000 ordinary shares were granted under the approved scheme during the year ended 31
December 1999. The exercise price of the options granted is 136.5 pence per ordinary share.

Savings Related Share Option Scheme

The  Company  introduced  a Savings  Related  Share  Option
Scheme  in 1996 and reopened the Scheme in 1999.  This  was
open  to all eligible employees.  Employees entered into  a
savings  contract  to  make monthly  contributions  over  a
period  of  three or five years, at the end of  which  time
they  have the option to buy ordinary shares of the Company
at  a price fixed at the time of grant of the option.   The
price of the option is set by the directors and may not  be
less  than the higher of the nominal value and 80%  of  the
market value of a Boxmore International share prior to  the
grant.   In  normal  circumstances,  options  may  only  be
exercised  within  six  months  of  the  third   or   fifth
anniversary as appropriate of the starting date of the contract and while the participant remains an employee.
Options may be exercised earlier in special circumstances such as death or ceasing employment because of injury, disability, redundancy, retirement or sale of the business.

Long Term Incentive Plan

A  Long Term Incentive Plan was approved by members  on  11
November  1996.   It  is  an employees'  share  scheme  for
encouraging  or  facilitating  the  holding  of  shares  in
Boxmore International by or for the benefit of officers  or
employees of the Group.  The plan provides for three  types
of  awards  to  be made to participating employees  at  the
discretion of the Remuneration Committee and the Group will
provide  funds to the Boxmore International Employee  Share
Trust  so  that the trustees can acquire shares in  Boxmore
International in order to satisfy the awards.   The  shares
will  then be held by the trustees for a minimum  of  three
years from the date of the award although absolute title to
the  shares  can pass to the employee at any  time  in  the
event  of  death,  redundancy,  retirement  or  change   of
control.  There are three types of award under this scheme.
Performance awards can be made to selected employees who meet individual performance objectives over a specified period of time in the future. Investment awards can be made by way of allocating a proportion of an annual bonus plan in the form of shares. Incentive awards can also be made and these are essentially top-ups for those employees to whom investment awards have already been made.

No  awards  under  this scheme had been made  prior  to  31
December 1999.







                           -26-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999




24. RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS


                                                       1999
                                                       L000

At 1 January                                         52,387
Recognised gains and losses for the year              5,698
Dividends                                            (2,677)
                                                -----------
At 31 December                                       55,408
                                                -----------

25. FUTURE COMMITMENTS
At  31  December 1999 the directors have authorised  future
capital  expenditure  which,  without  taking  account   of
Government grants, amounts to:


                                                       1999
                                                       L000

Contracted                                            1,381
                                                -----------




26. CONTINGENT LIABILITY
There   exists  a  contingent  liability  to  repay  grants
received, if certain conditions are not fulfilled.

Boxmore International PLC has guaranteed certain borrowings of its Chinese operations by way of letters of credit.
















                           -27-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999



27. RESERVES
                                               Investment
                                                 property               Profit
                                Revaluation   revaluation   Capital   and loss
                                    reserve       reserve  reserves    account
                                       L000          L000      L000       L000


At 31 December 1998                      90           665       636     43,798
Currency translation differences          -             -         -     (2,160)
Revaluation                               -           500         -          -
Retained profit for the financial
 year                                     -             -         -      4,681
                                  ---------  ------------  --------  ---------
At 31 December 1999                      90         1,165       636     46,319
                                  ---------  ------------  --------  ---------


Profits retained by the subsidiary undertaking incorporated in the Republic of Ireland totalling some L10,760,000 would be subject to UK Corporation Tax (net of double taxation relief) if repatriated to the Company. No provision has been made for deferred taxation in respect of these earnings as it is not the Company's present intention to repatriate these retained earnings.

The  cumulative  amount  of  goodwill  written  off  at  31
December 1999 net of goodwill relating to undertakings disposed of is L35,986,000. L31,439,000 has been written off against the merger reserve and L4,547,000 has been written off against revenue reserves.





















                           -28-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999




27. RESERVES (CONTINUED)
Capital reserves

                              Other             Share    Total
                            capital   Merger  premium  capital
                            reserve  reserve  account reserves
                               L000     L000     L000     L000

At 31 December 1999               -        -      636      636
                            -------  -------  ------- --------

28. COMMITMENTS TO PENSION FUNDS
The Group operates five final salary schemes which are funded by the payment of contributions to separately administered trust funds.

The  contributions to the schemes are determined  with  the
advice  of independent qualified actuaries on the basis  of
triennial valuations.  The latest actuarial assessments  of
the  pension  schemes were prepared between 1995  and  1999
using  either  the  attained  age  or  the  projected  unit
methods.   The  market value of the schemes at  their  most
recent  valuation dates were L9,201,000 and  the  actuarial
value of the assets represented 128% of the liabilities  at
the  valuation  dates, after allowing for  expected  future
increases  in earnings.  This overall surplus will  be  run
off  over  the  average  future  service  life  of  current
employees.   The current funding level of accrued  benefits
together with statutory revaluation was 126%.

The  assumptions which have the most significant effect  on
the  results  of the valuations are those relating  to  the
rate of return on investments and the rates of increase  in
pay  and  pensions.   It was assumed  that  the  investment
return would be between 1% and 2% per annum higher than the rate of annual wage and salary increases.

On the above assumptions the total pension cost of the Group's final salary schemes was L757,000. At 31 December
1999 an accrual of L98,000 representing the excess of the pension costs over the amounts funded is included in creditors.

The  Group operates five defined contribution schemes,  the
assets of which are held separately from those of the Group
in  independently  administered funds.   The  pension  cost
charge representing contributions payable by the Group to the defined contribution schemes amounted to L304,000.















                           -29-
Boxmore International PLC
NOTES TO THE ACCOUNTS
at 31 December 1999


29. RELATED PARTY TRANSACTIONS
During  the  year,  group companies  recharged  L10,349  in
respect  of  services provided to Rotam  Boxmore  Packaging
Company  Limited  (a  joint venture  undertaking).   During
1999, the group's investment in the joint venture was increased as noted in note 14.

30. POST BALANCE SHEET CHANGE OF ULTIMATE PARENT COMPANY
On 10 February 2000, Boxmore International PLC was acquired
by  Chesapeake UK Acquisitions II plc, which  is  a  wholly
owned  subsidiary of Chesapeake UK Holdings Limited, for  a
consideration   of  L191  million.  The   ultimate   parent
undertaking is Chesapeake Corporation, based in Richmond, Virginia, USA.

31. COMPANIES (NORTHERN IRELAND) ORDER 1986
These  accounts  are  not the Company's statutory  accounts
within   the  meaning  of  Article  248  of  the  Companies
(Northern Ireland) Order 1986. Statutory accounts for the year ended 31 December 1999, on which the auditors have given an unqualified audit opinion, will be delivered to the Registrar of Companies for Northern Ireland.

32.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND
     US GAAP
The   Company's   consolidated  financial  statements   are
prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP").

Set forth below is a summary of the differences between  UK
GAAP and US GAAP as they relate to the measurement of profit for the financial year, cash flows and shareholders' funds which the Directors believe are significant to Boxmore.

DEFERRED TAXATION

Under  UK GAAP Boxmore provides for deferred taxation using
the   partial  liability  method  on  all  material  timing
differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future.

Under US GAAP deferred taxes should be provided for the tax
effect  of  all temporary differences between the  tax  and
book  bases of assets and liabilities.  Deferred tax assets
are  recognised to the extent that it is more  likely  than
not  the  benefit  will be realised.   The  probability  of
future taxable income as well as tax planning strategies should be considered in determining the realisability of deferred tax assets. Net operating loss carry forwards arising from tax losses are recognised as deferred tax assets to the extent that it is more likely than not that such assets will be recovered.

Pensions

Under UK GAAP an actuarial valuation method must be used to determine annual pension costs. The valuation is normally performed every three years. The benefit obligation is discounted at a long-term risk-adjusted rate and the plan assets are valued on an actuarial basis. The expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the expected remaining service lives of employees.

Under  US GAAP annual actuarial valuations must be  carried
out  for  defined benefit pension obligations.  The present
value  of  the  benefit obligation is  determined  using  a
current  market  discount rate  such  as  that  of  a  high
quality,  fixed rate debt instrument, and the  plan  assets
are  valued on a market or market-related basis.  Actuarial
gains  and losses that arise within a prescribed "corridor"
do  not  have to be amortised.  Actuarial gains and  losses
outside   the  corridor  are  amortised  over  the  average
expected remaining service lives.

                           -30-
Revaluation of land and buildings

Under  UK  GAAP periodic revaluations of land and buildings
are   allowed   provided  that  the   policy   is   applied
consistently. The related depreciation is calculated on the revalued amounts where applicable. Any revaluation surplus or deficit on the revaluation of land and buildings is taken directly to a revaluation reserve, which is part of shareholders' funds. Impairments are charged to the profit and loss account to the extent that they relate to a clear consumption of economic benefits.

Under US GAAP such revaluations of land buildings are not permitted and depreciation is provided on the original cost.

Depreciation

Under  UK  GAAP  no  depreciation is  provided  on  certain
freehold  properties  or  leasehold  properties   with   an
unexpired  term exceeding 50 years, where the directors  of
the  company  are  of the opinion that the  properties  are
currently  well  maintained to  ensure  that  the  residual
values  of  such properties are such that the  depreciation
would  not  be significant.  Impairment reviews  on  assets
that  are not depreciated are carried out annually.  Leases
on  property, including land, are depreciated over 50 years
beginning  when  unexpired lease terms  are  less  than  50
years.

Under  US GAAP such assets are depreciated based upon their
historical cost on a straight-line basis over their  useful
life,  or  the term of the lease.  Land is not  depreciated
unless  it is considered to be an insignificant part  of  a
capital   lease  that  includes  both  land  and  buildings
together.

Goodwill

For  accounting  periods ending before  December  23,  1998
goodwill arising from acquisitions was written off directly
to  shareholders'  funds in the period  of  acquisition  in
accordance  with UK GAAP.  Negative goodwill was  similarly
credited   directly  to  shareholders'  funds.   Upon   the
subsequent disposal of the business, goodwill previously written off is reinstated and considered in the calculation of the gain or loss on disposal. For accounting periods ending on or after December 23, 1998 goodwill arising on acquisitions is required to be capitalised and amortised over a period of up to 20 years in accordance with FRS 10.

Under  US  GAAP  goodwill  arising  from  acquisitions   is
capitalised and amortised over its estimated useful life up
to  a maximum of 40 years.  Negative goodwill is applied as
a  reduction  to  the net book value of  any  fixed  assets
acquired.   Upon  the subsequent disposal  of  a  business,
unamortised goodwill is considered in the calculation of the gain or loss on disposal.

Current assets and liabilities

Under  UK  GAAP  current  assets  and  liabilities  include
amounts  which fall due after more than one year. Under  US
GAAP such assets would be classified as non current assets.
Provisions for liabilities and other charges under UK  GAAP
include  amounts  due  within  one  year  which  would   be
classified as current liabilities under US GAAP.

Proposed dividends

Under UK GAAP ordinary dividends proposed are provided  for
in the year in respect of which they are recommended by the
board  of  directors.   Under US GAAP  such  dividends  are
provided for in the period they are declared by the board of directors.


Stock based compensation

Under UK GAAP no compensation cost is recorded for qualified Save As Your Earn stock option plans. Under US GAAP stock option plans that provide a discount of more than 15% from the fair market value of the stock are considered compensatory. For such plans, compensation expense is calculated as the difference between the market price on the measurement date and the exercise price of the option. The measurement date is the date at which both the number of shares to be received and the option price are known. Compensation expense is recognised over the participants' vesting period.



                           -31-

Investment property

Under  UK  GAAP investment property is carried  at  current
market value and are not subject to depreciation.  Under US
GAAP  such properties are recorded at historical cost, less
accumulated   depreciation,  with  property,   plant,   and
equipment   in  the  balance  sheet,  and  are  depreciated
following the lessor's normal depreciation policy.

Forward foreign exchange contract

Under  UK GAAP forward foreign exchange contracts are  used
to  mitigate risk associated with fluctuations in  currency
rates  and are treated as hedges.  Gains and losses on  the
hedging  transactions are matched against the corresponding
gains   and  losses  on  the  underlying  foreign  currency
transactions.

Under US GAAP the Company's forward foreign exchange contracts do not qualify for hedge accounting and all unrealised gains and losses at the year end would be recognised in net income for the year.

Cash flows

Under  UK  GAAP cash flow represents increases or decreases
in  "cash",  which comprises cash in hand and repayable  on
demand  less overdrafts.  Cash flows are presented  in  the
following   categories:  (i)  operating  activities;   (ii)
dividends received from associates and joint ventures (iii) returns on investments and servicing of finance; (iv) taxation; (v) capital expenditure and financial investment;
(vi) acquisitions and disposals; (vii) equity dividends paid; (viii) management of liquid resources and (ix) financing activities.

Under  US  GAAP cash flow represents increases or decreases
in  "cash  and cash equivalents", which include short  term
highly liquid investments with remaining maturities of less
than  90  days when acquired and exclude overdrafts.   Cash
flows  are  reported in only three categories of  operating
activities,  investing activities and financing activities.
Cash  flows  arising from taxation, returns on  investments
and  servicing  of finance would be included  as  operating
activities  under  US GAAP.  The payment of  dividends  and
debt   issue  costs  would  be  included  under   financing
activities. Movements in bank overdrafts are classified as a financing activity.














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